Exhibit 4.25

SHARES PLEDGE

by

TELEWEST COMMUNICATIONS (SCOTLAND HOLDINGS) LIMITED

and

DEUTSCHE BANK AG, LONDON BRANCH

as Security Trustee

19 January 2010	DUNDAS & WILSON CS LLP

Saltire Court
20 Castle Terrace
Edinburgh EH1 2EN

Tel 0131 228 8000
Fax 0131 228 8888
Legal Post: LP2 Edinburgh 6

Ref: DO/CLP/DEU002.0038

Table of Contents

1.	INTERPRETATION	1

2.	OBLIGATION TO PAY	8

3.	SECURITY	9

4.	UNDERTAKINGS	11

5.	WARRANTIES	12

6.	VOTING RIGHTS, DIVIDENDS ETC.	12

7.	LIABILITY TO PERFORM	13

8.	ENFORCEMENT	14

9.	APPLICATION OF ENFORCEMENT MONEYS	15

10.	RECONVEYANCE	15

11.	PROTECTION OF SECURITY	16

12.	FURTHER ASSURANCE	17

13.	MANDATE AND ATTORNEY	17

14.	SECURITY TRUST AGREEMENT	18

15.	INDEMNITIES; COSTS AND EXPENSES	18

17.	CURRENCIES	19

18.	MISCELLANEOUS	19

19.	NOTICES	20

20.	SET-OFF	20

21.	GOVERNING LAW	20

SCHEDULE

Pledged Securities

SHARES PLEDGE

between

(A)       TELEWEST COMMUNICATIONS (SCOTLAND HOLDINGS) LIMITED incorporated under the law of Scotland with registered number SC150058 and having its registered office at 1 South Gyle Crescent Lane, Edinburgh EH12 9EG (hereinafter referred to as the Company); and

(B)       DEUTSCHE BANK AG, LONDON BRANCH in its capacity as Security Trustee for the Beneficiaries (hereinafter referred to as the Security Trustee).

CONSIDERING THAT:

(A)          The Lenders have agreed to make available to the Borrowers (as defined in the Senior Facilities Agreement (as defined below)) certain credit facilities pursuant to the terms and subject to the conditions of the Senior Facilities Agreement.

(B)          Virgin Media Secured Finance PLC has agreed to issue and sell the Senior Secured Notes under the Senior Secured Notes Indenture.

(C)          By an intercreditor deed dated 3 March 2006, as amended and restated on 13 June 2006, 10 July 2006, 31 July 2006, 15 May 2008, 30 October 2009 and 8 January 2010 (the Group Intercreditor Deed) the Security Trustee, the Facility Agent, the Original Senior Borrowers, the Original Senior Guarantors, the Senior Lenders, the Hedge Counterparties, the Intergroup Debtors and the Intergroup Creditors and certain other members of the Group have agreed to regulate their relationship as creditors on the terms set out therein.

(D)          The board of directors of the Company is satisfied that the Company is entering into this Instrument for the purposes of carrying on its business and that doing so benefits the Company.

(E)           The Security Trustee holds the benefit of this Instrument on trust for itself and the other Beneficiaries on the terms and subject to the conditions of the Security Trust Agreement and the Group Intercreditor Deed.

NOW IT IS HEREBY PROVIDED AND DECLARED THAT:-

1.         INTERPRETATION

1.1 In this Instrument:

Beneficiaries	means the First Beneficiary and the Second Beneficiaries;

Chargors	means each of the Original Charging Companies and each of the Original Charging Partnerships;

Debenture

means the composite debenture dated on or about the date hereof among, inter alios, the companies listed therein as Original Charging Companies (including the Company), the partnerships listed therein as the Original Charging Partnerships and Deutsche Bank AG, London Branch as Security Trustee for the Beneficiaries;

Default Rate

means the rate specified in Clause 28.2 of the Senior Facilities Agreement or, upon its repayment in full and cancellation of all undrawn commitments thereunder such equivalent provision in the Relevant Facilities Agreement;

Designated Secured Obligations

means Financial Indebtedness in the form of notes or other such similar instruments of any member of the Group that is designated as “Designated Secured Obligations” by written notice from Virgin Media Investment Holdings Limited and its successors in title from time to time to the Security Trustee which notice will certify that the Financial Indebtedness is an instrument for which Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-16”) is applicable or will become applicable upon registration of such instrument or an instrument exchangeable for such instrument pursuant to a contractual requirement;

Enforcement Date

means the date on which, following the occurrence of an Event of Default that is continuing, either the Relevant Agent or the Security Trustee notifies the relevant Chargor of the occurrence of that Event of Default, or takes, under any one or more of the Senior Finance Documents, any of the steps it is entitled to take by reason of the occurrence of such Event of Default.

Event of Default	means each of:

(a) a Senior Default; and

(b) an event of default or termination event (however described) under any Hedging Agreement;

Excluded Charged Assets	has the meaning given to such term in Clause 4.2 of this Instrument.

Existing Security Trustee	means Deutsche Bank AG, London Branch in its capacity as security trustee under the

Existing Share Pledge.

Existing Share Pledge	means the share pledge granted by the Company in favour of Deutsche Bank AG, London Branch in respect of the Pledged Securities and dated 3 March 2006.

Incapacity

means, in relation to any person, the insolvency, bankruptcy, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

Instructing Party	has the meaning given to it in the Group Intercreditor Deed;

Indemnified Party	has the meaning set out in Clause 15.3;

Liability

means any obligation or liability for the payment of money, whether in respect of principal, interest or otherwise, owed jointly or severally and whether owed as principal or surety or in any other capacity;

Original Charging Companies	has the meaning given to it in the Debenture;

Original Charging Partnerships	has the meaning given to it in the Debenture;

Permitted Encumbrance

means any Encumbrance permitted under clause 25.2 of the Senior Facilities Agreement or upon its repayment in full and cancellation of all undrawn commitments thereunder such equivalent provision in the Relevant Facilities Agreement;

Pledged Company	means each of Telewest Communications (Motherwell) Limited, Telewest Communications (Dundee & Perth) Limited and Telewest Communications (Scotland) Limited;

Pledged Securities

means the securities described in paragraph (A) of the Schedule hereto to be transferred, or which have been transferred pursuant to the Existing Share Pledge to the Security Trustee or its nominee and the securities, moneys, assets, rights and powers described in paragraphs (B) and (C) of the Schedule hereto and all other securities (if any) which are hereafter transferred or delivered to the Security Trustee to be held subject to the terms and conditions of this Instrument;

Receiver

means any receiver or administrative receiver appointed in respect of all or any of the Pledged Securities (whether pursuant to this Instrument, pursuant to any statute, by a Court or otherwise) and includes joint receivers;

Relevant Facilities Agreement

means the Senior Facilities Agreement, or, upon its repayment in full and cancellation of all undrawn commitments thereunder, the Designated Refinancing Facilities Agreement, provided that if upon the repayment in full and cancellation of all undrawn commitments under the Senior Facilities Agreement there is no Designated Refinancing Facilities Agreement, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Senior Facilities Agreement immediately prior to such termination, and provided further that upon the repayment in full and cancellation of all undrawn commitments under the Designated Refinancing Facilities, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Designated Refinancing Facilities Agreement immediately prior to such termination.

Rule 3-16	has the meaning given to such term in “Designated Secured Obligations”;

SEC	means the United States Securities and Exchange Commission;

Secured Obligations

means the Security Trustee Liabilities, the Senior Liabilities and the Hedging Liabilities, provided that any liabilities that have been designated as “New Senior Liabilities” under the Group Intercreditor Deed or are incurred after 31 December 2009 under any Refinancing Facilities Agreement entered into after such date,

(a) in breach of the provisions of the Senior Facilities Agreement, or upon its repayment in full and cancellation of all undrawn commitments thereunder (unless there is no Designated Refinancing Facilities Agreement), the Designated Refinancing Facilities Agreement, or any Refinancing Facilities Agreement on the date of such designation (excluding any applicable cure period), or

(b) that the Security Trustee, acting reasonably, has not agreed to act as security trustee for,

shall not, in any such case constitute “Secured Obligations” for the purpose of this Instrument;

Securities Act	means the United States Securities Act of 1933, as amended;

Security Period	means the period beginning on the date of this Instrument and ending on the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full;

Security Provider	means any person who has granted or may at any time hereafter grant any security interest on security for the Secured Obligations;

Security Trust Agreement

means the security trust agreement dated 3 March 2006 and amended and restated on or about the date of this Instrument between Deutsche Bank AG, London Branch as Security Trustee and as Facility Agent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) and the companies named therein as Original Obligors;

Senior Facilities Agreement

means the senior facilities agreement dated 3 March 2006 (as amended and restated on 22 May 2006, 10 July 2006, 10 August 2006, 4 April 2007, 15 May 2008, 10 November 2008, 30 October 2009 and 8 January 2010 and as amended, restated, supplemented or novated from time to time between Virgin Media Inc., Virgin Media Finance plc, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Network Limited, VMIH

Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International as Bookrunners and as Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent and as Security Trustee, Deutsche Bank AG, New York Branch as US Paying Agent, GE Corporate Banking Europe SAS as Administrative Agent, Deutsche Bank AG, London Branch as Original L/C Bank and the persons named therein as Lenders;

Senior Secured Notes	has the meaning given to the term “Notes” in the Senior Secured Notes Indenture;

Senior Secured Notes Documents	means the Senior Secured Notes Indenture including the guarantees set out therein, and the Senior Secured Notes;

Senior Secured Notes Indenture

means the indenture dated on or about the date of this Instrument governing the US$1,000,000,000 6.50% Senior Secured Notes due 2018 and the £875,000,000 7.00% Senior Secured Notes due 2018, among Virgin Media Inc., Virgin Media Investment Holdings Limited, Virgin Media Finance PLC, Virgin Media Secured Finance PLC, the subsidiary guarantors named therein. The Bank of New York Mellon, as trustee, registrar and paying agent and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent, as amended, restated, supplemented or otherwise modified from time to time.

1.2       Successors and assigns

The expressions “Senior Lenders”, “Beneficiaries”, “Chargor”, “Senior Finance Party”, “Company”, “Original Charging Company”, “Original Charging Partnership”, “Relevant Agent”, “Security Provider” and “Security Trustee” include, where the context admits, their respective successors, permitted assigns and transferees and, in the case of the Lenders, their Transferees and, in the case of the Security Trustee, such other person as may from time to time be appointed as Security Trustee for the Beneficiaries pursuant to the provisions of the Security Trust Agreement.

1.3       Agreement definitions

Unless the context otherwise requires or unless otherwise defined in this Instrument, words and expressions defined in the Group Intercreditor Deed and (unless otherwise defined in the Group Intercreditor Deed) the Relevant Facilities Agreement shall have the same meaning when used in this Instrument (including its recitals).

1.4        Headings

Clause and schedule headings and the contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this Instrument.

1.5       Construction of certain terms

In this Instrument, unless the context otherwise requires:

(a)        references to clauses and the schedules are to be construed as references to the clauses of, and the schedules to, this Instrument and references to this Instrument include its schedules;

(b)        references to (or to any specified provision of) this Instrument or any other agreement or document shall be construed as references to this Instrument, that provision, that agreement or that document as in force for the time being and as from time to time amended, supplemented, varied, extended, restated, replaced or novated in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of any Security Document or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Relevant Agent, the Security Trustee, all of the Beneficiaries, an Instructing Party or all or any of the other Senior Finance Parties (as the case may be);

(c)        references to a regulation include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d)        words importing the plural shall include the singular and vice versa;

(e)        references to a time of day are to London time;

(f)         references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof and that person’s successors in title;

(g)        references to a guarantee include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and guaranteed shall be construed accordingly;

(h)        references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

(i)         references to business in relation to the Company means any business referred to in the definition of Group Business in the Senior Facilities Agreement or upon its repayment in full and cancellation of all undrawn commitments thereunder, the equivalent provision in the Relevant Facilities Agreement, which the Company engages in, and references to ordinary course of business shall be similarly construed; and

(j)         references in this Instrument to a fixed security shall be construed a reference to a fixed security as defined by Section 486 of the Act as in force at the date hereof.

1.6       Group Intercreditor Deed

This Instrument should be read and construed subject to the terms of the Group Intercreditor Deed.  In the event of any inconsistency between the terms of this Instrument and the Group Intercreditor Deed, the terms of the Group Intercreditor Deed shall prevail.

1.7       Construction of certain terms

It is acknowledged and agreed that (without prejudice to the extension of the Secured Obligations to any other Indebtedness from time to time included within the definition thereof) as at the date hereof, the Secured Obligations shall include:

(a)        all Liabilities under the Senior Facilities Agreement; and

(b)        all Liabilities under the Senior Secured Notes Documents.

2.         OBLIGATION TO PAY

2.1        The Company hereby covenants that it will on demand made on it by the Security Trustee pay to the Security Trustee for the account of the relevant Beneficiaries any Secured Obligation which is due and payable but unpaid.

2.2        Any statement of account of the Company, signed as correct by an officer of the Security Trustee, showing the amount of any Secured Obligations of the Company shall be prima facie evidence as to the amount of the Secured Obligations of the Company from time to time.

2.3        The Company warrants that it has not taken or received, and undertakes that until all the Secured Obligations have been paid or discharged in full it will not, without the consent in writing of the Security Trustee, take or receive any security from any other Chargor or any other person in respect of its obligations under this Instrument.

2.4        All payments to be made by the Company under this Instrument shall be made in full, without any set-off or counterclaim or plea of compensation whatsoever and free and clear of any deductions or withholdings in the relevant currency on the due date to such account as the Security Trustee may from time to time specify.

2.5        Until all the Secured Obligations have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement or the discharge by any person of its liability) the Company agrees that without the prior written consent of the Security Trustee it will not:

(a)        exercise its rights of subrogation, reimbursement and indemnity against any other Chargor or any other person;

(b)        save as otherwise permitted and not restricted in each of the Senior Finance Documents demand or accept repayment in whole or in part of any obligations or liabilities now or hereafter due to the Company from any other Chargor or any Security Provider or demand or accept any guarantee or any other document or instrument (including, without limitation, any other document or instrument creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind) in respect of such obligations or liabilities or dispose of the same;

(c)        take any step to enforce any right against any other Chargor or any Security Provider in respect of any such obligations or liabilities; or

(d)        claim any set-off or counter-claim in respect of any such obligations or liabilities against any other Chargor or any Security Provider or claim or prove in competition with the Security Trustee or any of the Beneficiaries in the bankruptcy, liquidation or administration of any other Chargor or any Security Provider or have the benefit of, or share in, any payment from or composition with any other Chargor or any Security Provider or any other Security Document now or hereafter held by the Security Trustee or any of the Beneficiaries for any obligations or liabilities of any other Chargor or any Security Provider but so that, if so directed by the Security Trustee, it will prove for the whole or any part of its claim in the liquidation of any other Chargor or any Security Provider on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Security Trustee and applied in or towards discharge of the Secured Obligations in accordance with the provisions of the Group Intercreditor Deed.

2.6       Recoveries by the Company

If contrary to Clause 2.3 or 2.5 the Company takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Security Trustee and shall be delivered to the Security Trustee on demand.

3.         SECURITY

3.1       In security of the Secured Obligations the Company hereby:

(a)        pledges and assigns to the Security Trustee its whole right, title, interest and benefit in and to the Pledged Securities (subject to the security created by the Existing Share Pledge and by clause 3.1(b) below); and

(b)        assigns to the Security Trustee all its rights, title, benefits and interest in and to the right of reconveyance of the Pledged Securities created and existing under and pursuant to the Existing Shares Pledge including, without limitation, pursuant to Clause 10 (Reconveyance) of the Existing Share Pledge.

3.2        The Security Trustee hereby acknowledges that, notwithstanding any transfer or delivery to it or its nominee or nominees ex facie absolutely of the Pledged Securities and any registration of the Pledged Securities in the name of the Security Trustee or any nominee(s) holding to the order of the Security Trustee, or the custody of the documents of title relating thereto by the Security Trustee or any such nominee(s), the Pledged Securities are and shall truly be held by it as security for the payment of the Secured Obligations on the terms and conditions of this Instrument.

3.3        The Company hereby intimates to the Existing Security Trustee that the Company has hereby assigned its rights, title, benefits and interest in and to the Pledged Securities (subject to the security created by the Existing Share Pledge) and its right, title, benefit and interest in and to the reconveyance of the Pledged Securities pursuant to the

Existing Share Pledge including, without limitation, pursuant to Clause 11 (Reconveyance) of the Existing Share Pledge and the Existing Security Trustee hereby acknowledges such intimations.

4.         RULE 3-16 LIMITATION

4.1       Clause 3 of this Instrument notwithstanding, the Excluded Charged Assets are not charged under this Instrument to secure the Designated Secured Obligations. For the avoidance of doubt,

(a)        all other Pledged Securities remain charged or assigned (as the case may be) under this Instrument to secure all Secured Obligations, including without limitation the Designated Secured Obligations; and

(b)        such Excluded Charged Assets remain charged under Clause 3 of this Instrument to secure any Secured Obligations that are not Designated Secured Obligations.

4.2       “Excluded Charged Assets” in relation to any Designated Secured Obligations means any Pledged Securities or other securities of a Subsidiary of Virgin Media Inc. (excluding the Pledged Securities or other securities issued by Virgin Media Investments Limited or any successor entity upon any merger, reorganisation or other restructuring effecting it) that are owned by the Company to the extent that pledging or assigning such Pledged Securities or other securities under this Instrument to secure such Designated Secured Obligations would result in Rule 3-16 requiring separate financial statements of such Subsidiary to be filed with the SEC, but (i) only to the extent necessary to not be subject to such requirement, (ii) only for so long as such requirement is in existence and (iii) only if no member of the Group files or is otherwise required to file separate financial statements of such Subsidiary with the SEC under a separate rule or regulation; provided that no shares or securities will constitute Excluded Charged Assets if any member of the Group takes any action in the form of a reorganisation, merger or other restructuring, a principal purpose of which is to provide for the limitation of the pledge and/or assignment of any Pledged Securities or other securities pursuant to Clause 4.1.

4.3       In the event that Rule 3-16 is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other United States federal or state governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Pledged Securities or other securities secure any Designated Secured Obligations, then such Pledged Securities or other securities (as applicable) of such Subsidiary shall automatically be deemed to be Excluded Charged Assets for such Designated Secured Obligations but (i) only to the extent necessary to not be subject to any such financial statement requirement, (ii) only for so long as such financial statement requirement would otherwise have been applicable to such Subsidiary and (iii) only if no member of the Group files or is otherwise required to file separate financial statements of such Subsidiary with the SEC or such other governmental agency under a separate rule or regulation. If the circumstances described in this paragraph (c) apply, this Instrument may be amended or modified, without the consent of any Senior Finance Party, to the extent necessary to release the charge (but only to the extent securing such Designated Secured Obligations and without prejudice to the charge securing Secured Obligations referred to in Clause 4.1(b)) in favour of the Security Trustee on the relevant Pledged Securities and/or other securities that are so deemed to constitute Excluded Charged Assets.

4.4       In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Pledged Securities and/or other securities to secure any Designated Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other United States federal or state governmental agency) of separate financial statements of such Subsidiary, then the Pledged Securities or other securities (as applicable) of such Subsidiary will automatically be deemed not to be Excluded Charged Assets for such Designated Secured Obligations, but limited to the extent necessary to not be subject to any such financial statement requirement. If the circumstances described in this paragraph 4.4 apply, this Instrument may be amended or modified, without the consent of any Senior Finance Party, to the extent necessary to charge in favour of the Security Trustee such additional Pledged Securities or other securities that were deemed to constitute Excluded Charged Assets.

5.         UNDERTAKINGS

5.1       The Company undertakes forthwith on release of the Existing Share Pledge and receipt by the Company of a stock transfer form transferring the Pledged Securities back to the Company (provided such release and stock transfer form is received on a date during the Security Period) to transfer to the Security Trustee or its nominees such of the Pledged Securities as at the date hereof have not been so transferred and to procure the issue and delivery of certificates representing the Pledged Securities in the name of the Security Trustee or such nominee as appropriate and to register the Pledged Securities in the name of the Security Trustee or its nominee (as the Security Trustee directs) in the relevant register of members. If, as at the date of such release of the Existing Share Pledge, the Existing Security Trustee and the Security Trustee are the same entity, this Clause 5.1 shall not apply and the Pledged Securities shall remain registered in the name of such entity or any nominee(s) holding to the order thereof, provided that in such circumstances, the Existing Security Trustee, the Security Trustee, the Company and the Pledged Companies hereby acknowledge that immediately on release of the Existing Share Pledge, the Pledged Securities will cease to be held under the Existing Share Pledge and will be held pursuant to the terms of this Instrument.

5.2       The Company undertakes to deliver to the Security Trustee, within 5 Business Days of the date of the release of the Existing Share Pledge and receipt by the Company of a stock transfer form transferring the Pledged Securities back to the Company (provided such release and stock transfer form is received on a date during the Security Period), a certified true copy of the register of members of each of the Pledged Companies evidencing the Security Trustee or its nominee as the holder of the Pledged Securities (the “Register of Members”). If, as at the date of such release of the Existing Share Pledge, the Existing Security Trustee and the Security Trustee are the same entity, this Clause 5.2 shall not apply and such certified true copy of the Register of Members delivered to the Existing Security Trustee in connection with the Existing Share Pledge shall remain in the possession of such entity or any nominee(s) holding to the order thereof, provided that in such circumstances, the Existing Security Trustee, the Security Trustee, the Company and the Pledged Companies hereby acknowledge that immediately on release of the Existing Share Pledge, the Pledged Securities will cease to be held under the Existing Share Pledge and will be held pursuant to the terms of this Instrument.

5.3       The Company shall for so long as the security created pursuant to this Instrument is in force pay duly and promptly all calls which may from time to time be made in respect of any unpaid moneys under any Pledged Securities and/or any other moneys which it may lawfully be required to pay in respect of any Pledged Securities, and in case of default the Security Trustee may, if it thinks fit, make such payments on behalf of the Company; it being acknowledged by the Company that neither the Security Trustee nor any of the Beneficiaries shall in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other moneys.

5.4       Any moneys expended by the Security Trustee under this provision shall be deemed to be properly paid by the Security Trustee, and the Company shall reimburse the Security Trustee within 30 days of demand together with interest at the Default Rate from the date being 30 days after the date of demand until such repayment, both before and after judgment.  Such moneys shall pending reimbursement constitute a part of the Secured Obligations.

5.5       If the Company at any time defaults in complying with any of its obligations contained in this Instrument, the Security Trustee shall, without prejudice to any other rights of the Security Trustee arising as a consequence of such default, be entitled (but not bound) to make good any such default and the Company hereby irrevocably authorises the Security Trustee and its employees and agents by way of security to do all such things necessary or reasonably desirable in connection therewith.  Any moneys so expended by the Security Trustee shall be repayable by the Company to the Security Trustee within 30 days of demand together with interest at the Default Rate from the date being 30 days after the date of demand until such repayment, both before and after decree or judgment.

6.         WARRANTIES

The Company represents and warrants to the Security Trustee that subject to this Instrument, the Existing Share Pledge and/or implementation of the obligations contained in either of this Instrument, the Existing Share Pledge or both of them: (i) the Company is, and will remain, the sole beneficial owner of and has full right and title to the Pledged Securities (comprising 100 per cent of the issued share capital of Telewest Communications (Motherwell) Limited with registered number SC121617, Telewest Communications (Dundee & Perth) Limited with registered number SC096816 and Telewest Communications (Scotland) Limited with registered number SC080891) and the same are fully paid up and validly allotted and are free from any Encumbrance (other than the security created by or pursuant hereto, the Existing Share Pledge and any Permitted Encumbrance) and are not subject to any calls or any option (save to the extent permitted under or not restricted by each Senior Finance Document) or other third party right and (ii) the Pledged Securities represent and will continue to represent 100% of the share capital of each of the companies mentioned in (i) above.

7.         VOTING RIGHTS, DIVIDENDS ETC

7.1       Subject to the obligations under the Existing Share Pledge, if the Pledged Securities shall entitle the holder thereof to rights to subscribe for any other securities, then the Company shall do all acts and things and execute such documents (including such deed or deeds supplemental hereto) as the Security Trustee may require so as to effect a fixed security in favour of the Security Trustee (as trustee aforesaid) over such Pledged Securities when issued.

7.2       Until the occurrence of an Event of Default or following the occurrence of an Event of Default but provided the same is not continuing, the Company shall be entitled to exercise any and all voting rights pertaining to the Pledged Securities or any part thereof and to receive and retain any and all cash dividends, distributions, interest and other monies paid in respect of the Pledged Securities.  While the registered holder of the Pledged Securities, the Security Trustee shall promptly supply, and shall procure that its nominee(s) in whose name(s) the Pledged Securities are registered shall promptly supply, to the Company copies of all notices, circulars, accounts and statements sent to it/them in respect of the Pledged Securities.  If the Security Trustee receives due notice before the proposed exercise of any such voting rights by the Company, and if the Company is entitled hereunder to exercise such rights, the Security Trustee shall procure its nominee to execute and deliver such documents as the Company may reasonably require in order to enable such rights to be so exercised, provided the Security Trustee shall be under no obligation to comply with any such notice where compliance would in the Security Trustee’s reasonable opinion be prejudicial to the security created by this Instrument.  In the absence of such notice, the voting rights attaching to the Pledged Securities shall not be exercised except where exercisable by the Security Trustee in the circumstances set out in Clause 7.3.  Subject to the terms of the Senior Finance Documents, and unless the Enforcement Date has occurred, the Security Trustee will hold all cash dividends, interest and other moneys paid on or received by it or its nominee(s) in respect of the Pledged Securities for the account of the Company and will pay and account for such dividends, interest and other moneys to the Company.

7.3       Notwithstanding any other provision of this Instrument, this Instrument shall take effect so that:

7.3.1                prior to the Enforcement Date all rights attached to the Pledged Securities shall be exercisable only in the interests of the Company in accordance with the Company’s instructions in writing to the Security Trustee provided that the Security Trustee shall be under no obligation to comply with any such instructions where compliance would, in the Security Trustee’s reasonable opinion, be prejudicial to the security created by this Instrument; and

7.3.2                upon any enforcement of the security created pursuant to this Instrument all rights attached to the Pledged Securities shall be exercisable by the Security Trustee (subject to the terms of the Existing Share Pledge) for the purpose of enforcing such security and otherwise in accordance with Clause 7.3.1, to the intent that nothing contained herein shall give or is intended to have the effect of giving control of the Pledged Companies to the Security Trustee or the Beneficiaries otherwise than on enforcement of such security.

7.4       The Security Trustee may after notifying the Company of its intention to do so, but shall not be obliged to, pay any calls or other sums that may be or become due in respect of any of the securities for the time being the subject of this Instrument (including, without limitation, the Pledged Securities).

8.         LIABILITY TO PERFORM

It is expressly agreed that, notwithstanding anything to the contrary herein contained, the Company shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Pledged Securities and the Security Trustee shall be under no obligation or liability by reason of or arising out of this Instrument.  The Security Trustee shall not be required in any manner to perform or fulfil any obligations of the Company in respect of the Pledged Securities.

9.         ENFORCEMENT

9.1       If (and only if) the Enforcement Date has occurred then this Instrument shall become enforceable.

9.2       At any time on or after the Enforcement Date or if requested by the Company, subject to the terms of the Existing Share Pledge, then if and for so long as the Security Trustee is, or is entitled to be, registered as the holder of the Pledged Securities in the register of members of Telewest Communications (Motherwell) Limited, Telewest Communications (Dundee & Perth) Limited and Telewest Communications (Scotland) Limited the security created pursuant to this Instrument may be enforced in the following manner:

9.2.1                the Security Trustee shall become entitled to sell, call in, collect or convert into money its interest in any Pledged Securities with full power on giving notice to the Company to such effect to sell any of the same either together or in parcels and whether by private contract or otherwise and for such consideration (whether in cash, securities or other assets and whether deferred or not) as the Security Trustee may think fit and with full power to buy in or rescind or vary any contract of sale of its interest in the Pledged Securities or any part thereof and to resell the same without being responsible for any loss which may be occasioned thereby and with full power to compromise and effect compositions and for the purposes aforesaid or any of them to execute and do all such assurances and things as it shall think fit;

9.2.2                the Security Trustee shall become entitled to apply all or any moneys received or held by it in respect of the Pledged Securities in respect of the exercise of any of its rights in relation thereto in accordance with Clause 9; and

9.2.3                the Company shall on demand execute all such transfers and assurances and do all such things which the Security Trustee may require for perfecting its title to any Pledged Securities or for vesting the same in the Security Trustee or its nominees or any purchaser.

9.3       After the occurrence of an Event of Default and so long as the same is continuing:

9.3.1                all rights of the Company to exercise the voting rights which it would otherwise be entitled to exercise and to receive the dividends and other payments which it would otherwise be authorised to receive and retain pursuant to Clause 7.2 shall cease and if and so long as the Security Trustee is, or is entitled to be, registered as the holder of the Pledged Securities in the register of members of Telewest Communications (Motherwell) Limited, Telewest Communications (Dundee & Perth) Limited and Telewest Communications (Scotland) Limited all such rights shall (subject to the Existing Share Pledge) thereupon become vested in the Security Trustee which shall have the sole right to exercise such voting rights and to receive and hold as Pledged Securities such dividends and other payments; and

9.3.2                all dividends and other payments which are received by the Company contrary to the provisions of Clause 9.3.1 shall, if and for so long as the Security Trustee is entitled to be registered as the holder of the Pledged Securities in the Register of Members of Telewest Communications

(Motherwell) Limited, Telewest Communications (Dundee & Perth) Limited and Telewest Communications (Scotland) Limited to be received in, and be declared by the Company to be subject to a trust for the benefit of the Security Trustee, and shall be segregated from other funds of the Company and forthwith be paid over to the Security Trustee, to the intent that the Security Trustee shall be entitled to exercise such rights and receive such payments only for the purpose of protecting or enforcing the security constituted hereby.

9.4       The Security Trustee shall incur no liability to the Company in the event of an over realisation of Pledged Securities or any of them or from any error or omission in the administration thereof.

9.5       To the extent the Pledged Securities constitute financial collateral and this Instrument constitutes a security financial collateral arrangement (as defined in the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) at any time after the Enforcement Date the Security Trustee (subject to the terms of the Existing Share Pledge) may appropriate all or any part of the Pledged Securities in or towards satisfaction of the Secured Obligations, the value of the assets so appropriated being such amount as the Security Trustee shall determine in a commercially reasonable manner.

10.       APPLICATION OF ENFORCEMENT MONEYS

All moneys received by the Security Trustee in the exercise of any powers conferred by this Instrument shall be applied, after the discharge of all liabilities having priority to the Secured Obligations, in or towards satisfaction of the Secured Obligations in accordance with the terms of the Group Intercreditor Deed and the Security Trust Agreement except that the Security Trustee may credit the same to a suspense account for so long and in such a manner as the Security Trustee may from time to time determine.

11.       RECONVEYANCE

Upon the satisfaction in full of all of the Secured Obligations and there being no obligation on any Beneficiary to make any of the Secured Obligations available then:

11.1     If the Pledged Securities have been transferred to or remained registered in the name of the Security Trustee or its nominee pursuant to Clauses 5.1 and 5.2 then, subject only to Clause 16 the Security Trustee shall transfer or procure the transfer to the Company at the Company’s expense, and the Company shall accept the transfer of, all Pledged Securities then held by or to the order of the Security Trustee and the Security Trustee shall co-operate in procuring the registration of such Pledged Securities in the name of the Company or as it shall direct and the Security Trustee shall execute and do all such other deeds, acts and things as may be necessary to release the Pledged Securities from the security constituted hereby; and/or

11.2     If the Pledged Securities have not been transferred to or remained registered in the name of the Security Trustee or its nominee pursuant to Clauses 5.1 and 5.2 then, subject only to Clause 16, the Security Trustee shall reassign the property and assets assigned to the Security Trustee, and do all such other deeds, acts and things as may be necessary to release the Pledged Securities from the security constituted hereby.

12.       PROTECTION OF SECURITY

12.1     The security created by this Instrument shall be a continuing security notwithstanding any settlement of account or other matter or thing whatsoever, and in particular (but without prejudice to the generality of the foregoing) shall not be considered satisfied by an intermediate repayment or satisfaction of part only of the Secured Obligations, and shall continue in full force and effect until total and irrevocable satisfaction of all the Secured Obligations.

12.2     The security created by this Instrument shall be in addition to and shall not in any way prejudice or be prejudiced by any collateral or other security, right or remedy which the Security Trustee may now or at any time hereafter hold for all or any part of the Secured Obligations.

12.3     No failure on the part of the Security Trustee or any Beneficiary to exercise and no delay on its part in exercising any right, remedy, power or privilege under or pursuant to this Instrument or any other document relating to or securing all or any part of the Secured Obligations will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Instrument and any such other document are cumulative and not exclusive of any right or remedies provided by law.

12.4     Each of the provisions in this Instrument shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes or is declared null and void, invalid, illegal or unenforceable in any respect under any law or otherwise howsoever the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

12.5     If the Security Trustee or any Beneficiary receives or is deemed to be affected by notice whether actual or constructive of any subsequent security or other interest affecting any part of the Pledged Securities and/or the proceeds of sale thereof, the Security Trustee or such Beneficiary may open a new account or accounts for the Company.  If the Security Trustee or such Beneficiary does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Security Trustee or such Beneficiary shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Instrument is security.

12.6     Neither the security created by this Instrument nor the rights, powers, discretions and remedies conferred upon the Security Trustee by this Instrument or by law shall be discharged, impaired or otherwise affected by reason of:

12.6.1              any present or future security, guarantee, indemnity or other right or remedy held by or available to the Security Trustee or any Beneficiary being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Trustee or any Beneficiary from time to time exchanging, varying, realising, releasing or failing to perfect or enforce any of the same; or

12.6.2              the Security Trustee or any Beneficiary compounding with, discharging or releasing or varying the liability of, or granting any time, indulgence or concession to, the Company or any other person or renewing, determining, varying or increasing any accommodation or transaction in any manner whatsoever or concurring in accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Company or any other person; or

12.6.3              any act or omission which would not have discharged or affected the liability of the Company had it been a principal debtor instead of cautioner or by anything done or omitted which but for this provision might operate to exonerate the Company from the Secured Obligations; or

12.6.4              any legal limitation, disability, Incapacity or other similar circumstance relating to the Company.

12.7      The Security Trustee shall not be obliged, before exercising any of the rights, powers or remedies conferred upon it by or pursuant to this Instrument or by law, to:

12.7.1              take any action or obtain judgment or decree in any Court against the Company;

12.7.2              make or file any claim to rank in a winding-up or liquidation of the Company; or

12.7.3              enforce or seek to enforce any other security taken, or exercise any right or plea available to the Security Trustee, in respect of any of the Company’s obligations under the Security Documents other than this Instrument.

13.       FURTHER ASSURANCE

The Company shall (provided it is permitted to do so by the Existing Security Trustee under the Existing Share Pledge) execute and do all such assurances, acts and things as the Security Trustee shall from time to time reasonably require for perfecting or protecting the security created by or pursuant to this Instrument over the Pledged Securities or, on or after the Enforcement Date, for facilitating the realisation of such rights and the exercise of all powers, authorities and discretions vested in the Security Trustee, and shall, in particular, on demand forthwith sign, execute, deliver and complete all transfers, assignments, assignations, renunciations, mandates, instructions, deeds and documents of every kind and do or cause to be done, all acts and things of every kind which the Security Trustee shall from time to time reasonably require by written notice to the Company to protect or perfect the interest of the Security Trustee under this Instrument or, subject to the terms of this Instrument (a) to enable the Security Trustee or the nominees of the Security Trustee to exercise any rights or powers attaching to the Pledged Securities or (b) to vest the Pledged Securities in the Security Trustee or the nominees of the Security Trustee or (c) to enable the Security Trustee to sell or dispose of the Pledged Securities or otherwise to enforce or exercise any rights or powers under or in connection with its security.

14.       MANDATE AND ATTORNEY

14.1      The Company by way of security hereby irrevocably appoints the Security Trustee to be its attorney in its name and on its behalf, subject to the terms of this Instrument;

14.1.1              to execute and complete on or after the Enforcement Date any documents or instruments which the Security Trustee may require for perfecting the title of the Security Trustee to the Pledged Securities or for vesting the same in the Security Trustee, its nominees or any purchaser;

14.1.2              to sign, execute, seal and deliver and otherwise perfect any further security document or notice referred to in Clause 13 in accordance with the terms thereof; and

14.1.3              otherwise generally on or after the Enforcement Date to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Security Trustee under this Instrument or which may be deemed expedient by the Security Trustee in connection with any disposition, realisation or getting in by the Security Trustee of the Pledged Securities or any part thereof or in connection with any other exercise of any power under this Instrument.

14.2     The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney as is mentioned in Clause 14.1 shall properly do or purport to do in the exercise of his powers under such Clause.

15.       SECURITY TRUST AGREEMENT

The Company and the Security Trustee hereby acknowledge that the covenants of the Company contained in this Instrument and the security and other rights, titles and interests constituted by this Instrument and the Pledged Securities and all other moneys, property and assets paid to the Security Trustee or held by the Security Trustee or received or recovered by the Security Trustee pursuant to or in connection with this Instrument are held by the Security Trustee subject to and on the terms of the trusts declared in the Security Trust Agreement.

16.       INDEMNITIES; COSTS AND EXPENSES

16.1     The Company binds and obliges itself for the whole expenses of completing and enforcing the security hereby granted and the expenses of any discharge hereof.

16.2     All costs, charges and expenses incurred and all payments made by the Security Trustee hereunder in or about the enforcement, preservation or attempted preservation of the security created by or pursuant to this Instrument or any of the Pledged Securities shall carry interest from the date falling 30 days after the date of demand for payment of such expenses to the date of payment by the Company at the Default Rate (both before and after judgment).  The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable hereunder shall be payable by the Company on demand and shall be a Secured Obligation.  All such costs, charges, expenses and payments shall be paid and charged as between the Security Trustee and the Company on the basis of a full and unqualified indemnity.

16.3     The Beneficiaries, the Security Trustee and any attorney, agent or other person appointed by the Security Trustee under this Instrument and the officers and employees of each of the aforementioned (each an Indemnified Party) shall be entitled to be indemnified out of the Pledged Securities in respect of all costs, losses, actions, claims, demands or liabilities whether in contract, tort, delict or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of them (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

16.3.1              anything done or omitted in the exercise or purported exercise of the powers contained in this Instrument; or

16.3.2              any breach by the Company of any of its obligations under this Instrument; or

16.3.3              an Environmental Claim made or asserted against an Indemnified Party which would not have arisen if this Instrument had not been executed and which was not caused by the negligence or wilful default of the relevant Indemnified Party in each case, except in the case of fraud, wilful misconduct or gross negligence on the part of an Indemnified Party.

17.        AVOIDANCE OF PAYMENTS

Any release, discharge or settlement between the Company and the Security Trustee shall be conditional upon no security, disposition or payment to the Security Trustee or any of the Beneficiaries by the Company or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Security Trustee shall be entitled to enforce this Instrument subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.  The Security Trustee shall be entitled to retain the security created pursuant to this Instrument after as well as before the payment, discharge or satisfaction of all moneys, obligations and liabilities that are or may become due, owing or incurred to the Security Trustee and the Beneficiaries from the Company for such period as the Security Trustee may reasonably determine being not longer than 13 months following the payment, discharge or satisfaction of the Secured Obligations in full.

18.        CURRENCIES

18.1      All moneys received or held by the Security Trustee under this Instrument at any time on or after the Enforcement Date in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for such one or more of the currencies in which the Secured Obligations are denominated as the Security Trustee considers necessary or desirable and the Company shall indemnify the Security Trustee against the full Sterling cost (including all costs, charges and expenses) properly incurred in relation to such sale.  The Security Trustee shall not have any liability to the Company in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

18.2      No payment to the Security Trustee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Company in respect of which it was made unless and until the Security Trustee shall have received payment in full in the currency in which such obligation or liability was incurred.  To the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Security Trustee shall have a further separate cause of action against the Company and shall be entitled to enforce the security created pursuant hereto to recover the amount of the shortfall.

19.        MISCELLANEOUS

19.1      Subject to the provisions of the Senior Finance Documents, the Company hereby authorises the Security Trustee and the Beneficiaries to exchange between themselves any information concerning the Pledged Securities unless such information is the subject of a duty of confidentiality on the part of the Security Trustee or any Beneficiary not to disclose such information.

19.2      This Instrument shall remain binding on the Company notwithstanding any change in the constitution of the Security Trustee or any Beneficiary or the absorption of the Security Trustee or any Beneficiary in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganisation of any kind.  The security granted by this Instrument shall remain valid and effective in all respects in favour of the Security Trustee as trustee for the Beneficiaries.

19.3      Save as otherwise provided herein, any ability or power which may be exercised or any determination which may be made under this Instrument by the Security Trustee or a Beneficiary may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefor.

19.4      The Company may not assign or transfer any of its rights or obligations under this Instrument.

20.        NOTICES

All notices, requests, demands and other communications to be given under this Instrument shall be deemed to be duly given or made when delivered or despatched in accordance with Clause 20 of the Group Intercreditor Deed.

21.        SET-OFF

21.1      The Company hereby agrees that after the Enforcement Date the Security Trustee and/or each other Beneficiary may at any time without notice notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wheresoever situate (including accounts in the name of the Security Trustee, such other Beneficiary or of the Company jointly with others), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in Sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of the Secured Obligations owed to the Security Trustee and/or such other Beneficiary which, to the extent not then payable, shall automatically become payable to the extent necessary to effect such set off.

21.2      For the purpose of Clause 21.1 the Company authorises the Security Trustee and each other Beneficiary to purchase with the moneys standing to the credit of such accounts such other currencies as may be necessary to effect such applications at the spot rate of exchange (as, save in the case of manifest error, conclusively determined by the Security Trustee or the relevant other Beneficiary) prevailing in the London foreign exchange market for purchasing Sterling with the currency in which the sum standing to the credit of the relevant account is denominated.

22.        GOVERNING LAW

This Instrument (and all non-contractual disputes arising out of it) shall be construed and governed in all respects in accordance with the law of Scotland. The Company hereby represents and warrants to the Security Trustee that its choice of the law of Scotland to govern this instrument is valid and binding.

23.       CONSENT TO REGISTRATION

A Certificate signed by an officer of the Security Trustee shall, be prima facie evidence of the amount of the Secured Obligations at any relevant time and shall constitute a balance and charge against the Company, and no suspension of a charge or of a threatened charge for payment of the balance so constituted shall pass nor any sist of execution thereon be granted except on consignation.  The Company consents to the registration of this Instrument and of any such certificate for preservation:  IN WITNESS WHEREOF this Instrument consisting of this and the twenty one preceding pages together with the schedule annexed hereto is executed as follows:

Subscribed for and on behalf of

TELEWEST COMMUNICATIONS (SCOTLAND HOLDINGS) LIMITED

acting by its directors VIRGIN MEDIA DIRECTORS LIMITED and VIRGIN MEDIA SECRETARIES LIMITED:

Robert Mackenzie duly authorised by

Virgin Media Directors Limited to sign on its behalf as director

/s/ ROBERT MACKENZIE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

99 City Road	Address of Witness
EC1Y 1AX London

all together at
on

Robert Gale duly authorised by
Virgin Media Secretaries Limited to sign on its behalf as director

/s/ ROBERT GALE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

Fried, Frank, Harris, Shriver & Jacobson (London) LLP	Address of Witness
99 City Road
London EC1Y 1AX
United Kingdom
Tel: +44.20.7972.9600
Fax: +44.20.7972.9602

all together at
on

Subscribed for and on behalf of
TELEWEST COMMUNICATIONS (MOTHERWELL) LIMITED
acting by its directors VIRGIN MEDIA DIRECTORS LIMITED and VIRGIN MEDIA SECRETARIES LIMITED:

Robert Mackenzie duly authorised by
Virgin Media Directors Limited to sign on its behalf as director

/s/ ROBERT MACKENZIE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

Fried, Frank, Harris, Shriver & Jacobson (London) LLP	Address of Witness
99 City Road
London EC1Y 1AX
United Kingdom
Tel: +44.20.7972.9600
Fax: +44.20.7972.9602

all together at
on

Robert Gale duly authorised by
Virgin Media Secretaries Limited to sign on its behalf as director

/s/ ROBERT GALE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

Fried, Frank Harris, Shriver & Jacobson (London) LLP	Address of Witness
99 City Road
London EC1Y 1AX
United Kingdom
Tel: +44.20.7972.9600
Fax: +44.20.7972.9602

all together on
at

Subscribed for and on behalf of
TELEWEST COMMUNICATIONS (DUNDEE & PERTH) LIMITED
acting by its directors VIRGIN MEDIA DIRECTORS LIMITED and VIRGIN MEDIA SECRETARIES LIMITED:

Robert Mackenzie duly authorised by
Virgin Media Directors Limited to sign on its behalf as director

/s/ ROBERT MACKENZIE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

Address of Witness	Fried, Frank Harris, Shriver & Jacobson (London) LLP
99 City Road
London EC1Y 1AX
United Kingdom
Tel: +44.20.7972.9600
Fax: +44.20.7972.9602

all together at
on

Robert Gale duly authorised by
Virgin Media Secretaries Limited to sign on its behalf as director

/s/ ROBERT GALE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

Address of Witness	Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London EC1Y 1AX
United Kingdom
Tel: +44.20.7972.9600
Fax: +44.20.7972.9602

all together at
on

Subscribed for and on behalf of
TELEWEST COMMUNICATIONS (SCOTLAND) LIMITED
Acting by its directors VIRGIN MEDIA DIRECTORS LIMITED and VIRGIN MEDIA SECRETARIES LIMITED:

Robert Mackenzie duly authorised by
Virgin Media Directors Limited to sign on its behalf as director

/s/ ROBERT MACKENZIE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

Address of Witness	Fried, Frank Harris, Shriver & Jacobson (London) LLP
99 City Road
London EC1Y 1AX
United Kingdom
Tel: +44.20.7972.9600
Fax: +44.20.7972.9602

all together at
on

Robert Gale duly authorised by
Virgin Media Secretaries Limited to sign on its behalf as director

/s/ ROBERT GALE

in the presence of:

/s/ VIERA SULIKOVA	Witness

Viera Sulikova	Print full name of Witness

Address of Witness	Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London EC1Y 1AX
United Kingdom
Tel: +44.20.7972.9600
Fax: +44.20.7972.9602

all together at
on

Subscribed for and on behalf of
DEUTSCHE BANK AG, LONDON BRANCH as Security Trustee acting by

/s/ NICOLA DAWES	Authorised Signatory

Nicola Anne Dawes	Print full name of Authorised Signatory

/s/ VIKKI MAYELL	Authorised Signatory

Vikki Anne Mayell	Print full name of Authorised Signatory

all together at London

on 19th January 2010

Subscribed for and on behalf of
DEUTSCHE BANK AG, LONDON BRANCH as Existing Security Trustee acting by

/s/ NICOLA DAWES	Authorised Signatory

Nicola Anne Dawes	Print full name of Authorised Signatory

/s/ VIKKI MAYELL	Authorised Signatory

Vikki Anne Mayell	Print full name of Authorised Signatory

all together at London

on 19th January 2010

This is the Schedule referred to in the foregoing Shares Pledge by Telewest Communications (Scotland Holdings) in favour of Deutsche Bank AG, London Branch dated January 2010

Pledged Securities

(A)          (i)             17,560,989 fully paid ordinary shares of £1 each in the capital of Telewest Communications (Dundee & Perth) Limited (with registered number SC096816);

(ii)            8,637,702 fully paid ordinary ‘A’ shares of £1 each in the capital of Telewest Communications (Motherwell) Limited (with registered number SC121617);

(iii)           105,000,000 fully paid ordinary ‘B’ shares of £1 each in the capital of Telewest Communications (Motherwell) Limited (with registered number SC121617);

(iii)           480,000 fully paid ordinary shares of £1 each in the capital of Telewest Communications (Scotland) Limited (registered number SC080891)

(B)           all other securities of every kind which may at any time, whether directly or indirectly, be derived from any kind of the said shares, whether by way of bonus, rights, exchange, option, preference, capital re-organisation or otherwise howsoever; and

(C)           where the context so admits, all moneys (except cash dividends paid in accordance with the terms of the Senior Finance Documents when no Event of Default has occurred and is continuing) and assets whatsoever at any time accruing on, or payable or receivable in respect of, any of the said shares or securities and all voting and other rights and powers of any kind at any time attaching to, or exercisable in respect of, any of the said shares or securities.